POWER OF ATTORNEY




KNOW ALL MEN BY THESE PRESENTS, that THE REV. DR. HOLLIS W.PLIMPTON, JR.,whose signature appears below constitutes and appoints RICHARD P. CHAPMAN, JR. and PAUL R. BECHET, oreither of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any report filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, including any Form 3, Form 4 or Form 5 and all amendments to any such documents, if any, and to file the same, with any exhibits thereto, with the Securities and Exchange Commission (or other appropriate governmental authority of such purpose), granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.




                                         /s/ THE REV. DR. HOLLIS W.PLIMPTON, JR.
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                                         Signature


                                         January 25, 1999
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                                         Date